NEW YORK & COMPANY, INC.

AMENDMENT NO. 5 TO THE

STOCKHOLDERS AGREEMENT

This Amendment (“Amendment”) to the Stockholders Agreement dated as of August 25, 2004 (the “Stockholders Agreement”), by and among  New York & Company, Inc., a Delaware corporation (the “Company”) and the Stockholders named therein, is being entered into as of August 16, 2006. Certain capitalized terms used but not defined herein have the meaning attributed to them in the Stockholders Agreement.

WHEREAS, certain of the parties hereto are parties to the Stockholders Agreement, which embodied certain agreements among the parties; and

WHEREAS, in connection with the Company’s desire to increase the number of members on the Company’s board of directors to, among other things, facilitate the Company’s compliance with the requirements of the New York Stock Exchange with respect to the composition of the Company’s board of directors and its committees, the parties hereto wish to amend the Stockholders Agreement.  This Amendment shall be deemed to be effective as of August 1, 2006.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Stockholders Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Stockholders Agreement as follows:

Section 1.1(a) (i) of Article I of the Stockholders Agreement is hereby amended as follows:

ARTICLE I
VOTING AGREEMENT

1.1                   Voting Agreement.  Subject to Section 1.2:

(a)                                  Board of Directors

(i)                                     Each Voting Agreement Holder hereby agrees that such Person shall vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within such Person’s control, whether in such Person’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings (collectively, “Stockholder Action”), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), to cause the authorized number of directors on the Board of Directors of the Company (the “Board”) to be twelve directors, and so that the following individuals shall be elected to the Board and caused to remain in office:

(A)                              Crystal, for so long as Crystal serves as an executive officer of the Company;
(B)                                Ristau, for so long as Ristau serves as an executive officer of the Company; and
(C)                                the remainder to be individuals designated by the BSMB Majority Holders.

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Effect of Amendment:

Except as expressly set forth herein, the amendments set forth herein shall not by implication or otherwise limit, impair, constitute a waiver or amendment of, or otherwise affect, the rights or remedies of any of the parties under the Stockholders Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Stockholders Agreement, which shall continue in full force and effect.  The amendments herein shall apply and be effective only with respect to the matters expressly covered hereby.

Governing Law; Jurisdiction:

The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, New York over any suit, action or proceeding arising out of or relating to this Amendment.  The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court.  The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

Waiver of Jury Trial:  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO

Counterparts:  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Stockholders Agreement effective as of August 16, 2006.

NEW YORK & COMPANY, INC.

By: /s/ Ronald W. Ristau
Name: Ronald W. Ristau
Title: Chief Operating Officer and
Chief Financial Officer

BSMB/NYCG LLC

By: Bear Stearns Merchant Manager II, LLC
Its: Manager

By: JDH Management LLC
Its: Manager

By: /s/ Philip M. Carpenter III
Name: Philip M. Carpenter III
Title: Managing Director